Exhibit 8.1

May 6, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $2,773,000 Medium-Term Notes, Series K, Notes linked to the iShares® Russell 2000 Index Fund due November 7, 2013 as described in the Company’s Pricing Supplement No. 79 dated April 29, 2011 (“Pricing Supplement 79”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”), contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $6,056,000 Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due May 7, 2015 as described in the Company’s Pricing Supplement No. 80 dated April 29, 2011 (“Pricing Supplement 80”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iii) $4,142,000 Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due November 6, 2015 as described in the Company’s Pricing Supplement No. 81 dated April 29, 2011 (“Pricing Supplement 81”) to Product Supplement No. 5 dated June 17, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (iv) $2,000,000 Medium-Term Notes, Series K, Floating Rate Notes due 2019 Linked to the U.S. Consumer Price Index (CPI-U) as described in the Company’s Pricing Supplement No. 83 dated April 29, 2011 (“Pricing Supplement 83”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplements 79, 80, and 81, and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 83.

We hereby consent to the reference to us under the heading “Tax Consequences” in Pricing Supplements 79, 80, and 81 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 83 and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP

SULLIVAN & CROMWELL LLP